Iowa State University Research Park Corporation
2711 South Loop Drive, Suite 4050
Ames, Iowa 50010-8648

Memorandum of Agreement

DATE:        April 12, 2013

TO:        Carl Langren
NewLink Genetics Corporation
2503 S. Loop Drive, Suite 5100
Ames, IA 50010

FROM:        Steven T. Carter, President

RE:	ADDENDUM TO THE LEASE BETWEEN ISU RESEARCH PARK CORPORATION AND NEWLINK GENETICS CORPORATION DATED MARCH 1, 2010.

The following information constitutes additions to the Lease Agreement between ISU Research Park Corporation (Landlord) and NewLink Genetics Corporation (Tenant). Upon signatures of appropriate representatives of Landlord and Tenant affixed to this Memorandum, this Memorandum becomes a part of that Lease Agreement dated March 1, 2010.

Tenant has requested and Landlord agrees to extend the Lease Agreement to the space in Building 5 Phase II (containing ±11,810 rsf) at 2503 South Loop Drive, in the following manner:

Sq. Ft.        Sq. Ft.        Monthly    Monthly    Annual        Annual
Base        Operating    Base        Operating    Base        Operating
Term        Rents        Rents        Rents        Rents        Rents        Rents

8/1/2013-
3/31/2018    $11.50        Actual        $11,317.92    Actual        $135,845.04    Actual

NewLink Genetics Corporation
Page Two
April 12, 2013

Landlord shall provide access to State of Iowa appropriations (state funds) through the University of up to $1,000,000.00 for tenant improvements. These funds differ from previous arrangements as the fund is a grant rather than a loan; therefore, Tenant is not required to repay the state funds. As such, these tenant improvements funded by state funds shall remain the property of the Landlord. The construction plans and design and any changes during construction for such improvements shall be reviewed and approved by Landlord or Landlord's designee, which review shall be done in a timely manner upon Landlord's receipt of such plans and design drawings, and the approval of which shall not be unreasonably withheld. Tenant shall be responsible for costs incurred performing the review. Tenant shall be responsible for all construction being completed and meeting applicable codes, and being consistent with the plans and design approved by Landlord or its designee.

Tenant may request reimbursement from the state funds. Tenant may make no more than three state fund reimbursement requests during construction; being (i) upon completion of one half of the production space, (ii) upon completion of all of the production space, and (iii) upon full completion of all Tenant improvements. At each such time, Tenant shall give Landlord a written acceptance of the improvements completed and provide evidence satisfactory to Landlord or its designee, by proper invoices reflecting costs appropriate for the nature and extent of the Tenant improvements then completed under the approved construction plans and design, of the total cost of such improvements for which reimbursement is being sought. Tenant shall also provide to Landlord or its designee any contractor’s affidavit and executed conditional lien waivers from the contractor and any subcontractors as may be reasonably required by Landlord relating to the cost of the improvements for which reimbursement is being sought. At the time of full completion of all Tenant improvements, the architect for the project shall participate in a final walk through and approve the completed improvements before any reimbursement from the Landlord to Tenant is allowed.

Tenant is responsible for all utility costs and operations shall be consistent with those of Building 5 Phase I. The tenant and landlord shall work together to specify costs each is responsible for based on the Phase 1 lease.

Subject to the terms of this Memorandum, Tenant agrees that all terms and conditions of the March 1, 2010 Lease and those described in this Memorandum shall remain in force.

NewLink Genetics Corporation
Page Three
April 12, 2013

Please sign and return both originals to my office by April 16, 2013 if you concur with the above terms. We shall then send a fully executed copy for your records.

AGREED

FOR                            FOR
NewLink Genetics Corporation            ISU Research Park Corporation

/s/ Carl Langren____________________        /s/ Steven C. Carter___________________

VP Finance________________________        Director_____________________________
Title                            Title
4/15/2013________________________        4/15/2013___________________________
Date                            Date

C:Winword/ISURP/Addendums/Adden NewLink 5-II Apr13.doc